                                                                      EXHIBIT 21

                       EXHIBIT 21 - LIST OF SUBSIDIARIES


(a) Bassett Furniture Industries of North Carolina Inc. (North Carolina corporation)

(b) E.B. Malone Corporation (Delaware corporation)